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Second Quarter Fiscal 2010 Conference Call Slides

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Conference ID: 55218310

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During the course of this presentation we will make statements that constitute forward-looking statements. These statements may include operating expense projections, the initiation, timing and results of pending or future clinical trials, the actions or potential action of the FDA, the status and timing of ongoing research, corporate partnering activities and other factors affecting Pharmacyclics' financial condition or operations. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to vary materially from those expressed or implied in such statements. These and other risk factors are listed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to, reports on Forms 10-Q and 10-K. Pharmacyclics does not intend to update any forward-looking information to reflect actual results or changes in the factors affecting the forward-looking information.

Slide 1
Pharmacyclics Development Portfolio
Four Small Molecule Clinical Programs

Program	Preclinical	Phase I	Phase II	Phase III
BTK Inhibitors PCI-32765 NHL/CLL 4-Series compound for Automimmune diseases				
HDAC Inhibitor PCI-24781 Lymphoma PCI-24781 Sarcoma HDAC-8				*Ex-US Partner* SERVIER
Factor VII Inhibitor PCI-24783 Pancreatic Cancer				
Motexafin Gadolinium Glioblastoma Pontine Glioma				NATIONAL CANCER INSTITUTE

Slide 2
Bruton's Tyrosine Kinase (Btk)
Critical B and Mast Cell Signaling Kinase

Novel Therapy for Inhibition of B Cell Receptor Signaling



FcγRIIB
PIRB
CD22
BCR
CD19
PtdIns(3,4)P2
PtdIns(3,4,5)P3
PtdIns(4,5)P2
SHIP
SHP1
GRB2
SHP1
LYN
SYK
Igα
Igβ
BTK
PLCγ2
BLNK
VAV
RAC
p85
p110
PI3K
RAS
RAF1
DAG
InsP3
PKC
Ca2+
ERK
JNK
p38 MAPK
AKT
GSK3
IKK
NF-κB
Other transcription factor
?
NFAT
Transcription leading to cell-fate decision
Nucleus

Nat Rev Imm 2:945

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Slide 3
Pharmacyclics BTK Inhibitor
PCI-32765: Interim Phase I Results

- **Evidence of drug activity in the first two cohorts evaluated (1.25 and 2.5 mg/kg/day)**
  - Overall response rate = 5/16 (31%)
  - Responses seen in Follicular, Mantle Cell and CLL
- **MTD not reached**
  - (Cohort 1 had no DLT; cohort 2 had 1/7 DLT)
- **No patients with partial response or stable disease have experienced tumor progression while on study drug**
  - Cohort 1 more than 8 cycles
  - Cohort 2 approx. 5 cycles
- **Interim analysis of data from cohort 3 (5 mg/kg) indicates partial responses in 3 of 3 evaluable CLL/SLL patients**

Response in Patient with Mantle Cell Lymphoma



Baseline PET Scan

Re-staging PET scan after two cycles of therapy

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Slide 4
Pharmacyclics HDAC Inhibitor
PCI-24781: Phase I Results in Lymphoma

- PCI-24781 was well tolerated
  - Complete absence of prolonged QT intervals or other cardiac abnormalities
- Preliminary clinical benefit in heavily pre-treated relapsed/refractory lymphoma patients
  - 1 CR, 4 PR and 6 SD in 16 patients evaluable for response after 2 cycles
- Thrombocytopenia was the most common Grade 3/4 adverse event; rapidly reversed in non-dosing week of every other week dosing schedule

Response in Patient with Follicular Lymphoma



Baseline　　8 cycles of PCI-24781

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